UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 22, 2004

PROXIM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-30993 (Commission File Number)	52-2198231 (IRS Employer Identification No.)

935 Stewart Drive
Sunnyvale, California 94085
(Address of principal executive offices, including zip code)

(408) 731-2700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

     On July 27, 2004, Proxim Corporation (“Proxim” or the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with Warburg Pincus Private Equity VIII, L.P. (“Warburg”), BCP Capital, L.P., BCP Capital QPF, L.P. and BCP Capital Affiliates Fund LLC (collectively with Warburg, the “Investors”) pursuant to which the Investors agreed, among other things, to surrender all of their Series A convertible preferred stock, all of their Series B convertible preferred stock and all of their warrants to purchase the Common Stock of the Company in exchange for an aggregate of 164,000,000 shares of Common Stock and 400,000 shares of newly-issued, mandatorily redeemable Series C preferred stock (the “Exchange”).

     On October 22, 2004 (the “Series C Original Issuance Date”), Proxim consummated the Exchange and issued to the Investors the 164,000,000 shares of Common Stock and the 400,000 shares of Series C preferred stock contemplated by the Agreement. The following description summarizes the material terms of the Series C preferred stock.

     Liquidation Preference. The initial liquidation preference for the shares of Series C preferred stock is $100.00 per share. The liquidation preference accretes at 8.75% per annum, compounded quarterly, through October 22, 2012. The liquidation preference is generally subject to adjustment in the event the Company undertakes a business combination or other extraordinary transaction, or is liquidated or dissolved. In the event of a Change of Control transaction or a Material Asset Sale (as described below) prior to October 22, 2012, the liquidation preference will automatically increase to include accretion at 8.75% per annum through October 22, 2012.

     Mandatory Redemption. On October 22, 2012, the Company will be required to redeem all outstanding shares of Series C preferred stock, if any, at a price per share in cash equal to the liquidation preference as if the Series C preferred stock had fully accreted through October 22, 2012. The redemption price for the Series C preferred stock issued on October 22, 2004 is approximately $79.9 million, or approximately $200 per share at maturity, but the redemption price may continue to increase thereafter at 8.75% per annum if the Series C preferred stock is not redeemed by then.

     Optional Redemption. At any time prior to October 22, 2012, the Company has the right, at its option, to redeem all outstanding shares of Series C preferred stock at a price per share in cash equal to the liquidation preference as if the Series C preferred stock had fully accreted through October 22, 2012. Additionally, the Company has the right at its option to redeem all outstanding shares of Series C preferred stock (i) at any time prior to, and including, the third anniversary of the Series C Original Issuance Date at a price per share in cash equal to its then accreted liquidation preference, if the market price of the Company’s Common Stock has been higher than $22.50 for a period of forty-five (45) consecutive trading days prior to the date that notice of redemption is given to the Investors or (ii) at any time following the third anniversary of the Series C Original Issuance Date at a price per share equal to its then accreted liquidation preference if the market price of the Company’s Common Stock has been higher than $20.00 for a period of forty-five (45) consecutive trading days prior to the date that notice of redemption is given to the Investors.

     Change of Control or Material Asset Sale. In the event that (i) any person or entity were to acquire 50% or more of either the Company’s Common Stock or voting power, (ii) the individuals who constitute Proxim’s Board of Directors, as of October 22, 2004, including the Investors’ designees (such directors, our “Incumbent Board,” and including any individual whose election to our Board of Directors was approved by a vote of at least a majority of the “Incumbent Board”), cease for any reason to constitute at least a majority of Proxim’s Board of Directors, (iii) the Company were to experience a business combination transaction after which Proxim’s stockholders generally hold less than 50% of the Common Stock and less than 50% of the combined voting power of the voting securities of the combined company, or (iv) Proxim’s stockholders approve a complete liquidation or dissolution of the Company (each such event, a “Change of Control”), the Company is required to redeem in cash or readily marketable securities all of the Series C preferred stock at a price per share in cash equal to the liquidation preference as if the Series C preferred stock had fully accreted through October 22, 2012 plus, after October 22, 2012, an amount equal to the unrecognized accretion, if any, up to but not including the date of the Change of Control.

     In the event that the Company participates in any sale of the Corporation’s assets (i) that does not constitute a business combination and (ii) as a result of which sale the Corporation’s revenues for the prior twelve-month period would have declined by forty percent (40%) or more on a pro forma basis giving effect to such asset sale (a “Material Asset Sale”), each holder of shares of Series C preferred stock has the right to require the Company to repurchase such holder’s shares of Series C preferred stock, in whole or in part, at such holder’s option, at a price per share in cash equal to the liquidation preference as if the Series C preferred stock had fully accreted through October 22, 2012 plus, following October 22, 2012, an amount equal to the unrecognized accretion, if any, up to but not including the date of the Material Asset Sale.

Item 3.02. Unregistered Sales of Equity Securities

     On October 22, 2004, Proxim consummated the Exchange and issued to the Investors an aggregate of 164,000,000 shares of Common Stock and 400,000 shares of Series C preferred stock as contemplated by the Agreement. In consideration for the issuance of the Common Stock and Series C preferred stock, the Investors surrendered to the Company all of their Series A convertible preferred stock, all of their Series B convertible preferred stock and all of their warrants to purchase the Common Stock of the Company. The Series C preferred stock is not convertible into Common Stock. The issuance of the Common Stock and the Series C preferred stock were effected pursuant to Section 4(2) of the Securities Act of 1933 as privately negotiated transactions that did not involve a public offering.

Item 8.01. Other Events

     On October 22, 2004, Proxim Corporation issued a press release entitled “Proxim Stockholders Approve Final Phase of Capital Structure Simplification Plan.” The full text of the press release is filed herewith as Exhibit 99.1 and is hereby incorporated by reference to this Item 8.01.

     Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated October 22, 2004, entitled “Proxim Stockholders Approve Final Phase of Capital Structure Simplification Plan.”

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROXIM CORPORATION
By:
Richard J. Tallman
Date: October 28, 2004		General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated October 22, 2004, entitled “Proxim Stockholders Approve Final Phase of Capital Structure Simplification Plan.”